EXHIBIT 99(b)

                         CONSENT OF THOMAS O. THORSEN

The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of CVS Corporation ("CVS") upon consummation of the merger of North Acquisition Corp., a wholly-owned subsidiary of CVS, with and into Revco D.S., Inc.

Signature: /s/ Thomas O. Thorsen
           ---------------------
           Thomas O. Thorsen

Date: March 28, 1997